EXHIBIT 4.3

FORM OF WARRANT

BURGER TIME, INC.

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW OR WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

Warrant Shares:	Issuance Date: July 31, 2018

FOR VALUE RECEIVED, BURGER TIME, INC., a Delaware corporation (the “Company”), as of July 31, 2018 (the “Issuance Date”), hereby certifies that Maxim Partners LLC, or registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company _________ shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $1.65 per share (the “Exercise Price”), subject to adjustment hereunder. This Warrant may be exercised any time after September 30, 2018 (“the “Initial Exercise Date”) through and including the five (5) year anniversary of the Issuance Date (the “Expiration Date”), subject to the following terms and conditions set out in this Warrant.

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Act and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Act and in accordance with federal and state securities laws.

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3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of the shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

(a) Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment, which is attached hereto and incorporated herein as Exhibit B, duly completed and signed, to the Company at the office specified in or pursuant to Section 11. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

(b) This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 11 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

(a) This Warrant may be exercised at any time and from time to time from and after the Issuance Date and through and including the Expiration Date, for such number of Warrant Shares as is indicated in the form of Election to Purchase, but in no event for more than the Warrant Shares, which is attached hereto and incorporated herein as Exhibit A. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b) Exercise of this Warrant shall be made upon surrender of this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, to the Company at its address set forth in Section 11.

(c) A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with an Election to Purchase in the form attached hereto (or attached to such New Warrant), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant), as set forth herein.

(d) Payment upon exercise may be made at the written option of the Warrant Holder either by cashless exercise, as set forth in Section 6, or in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Warrant Shares specified in the Election to Purchase (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein.

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(e) The Company shall promptly, but in no event later than five (5) business days after the Date of Exercise as defined herein, issue or cause to be issued and cause to be delivered to, or upon the written order of the Warrant Holder in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Act. If no such restrictive legend is applicable, upon request of the Warrant Holder, the Warrant Shares will be recorded by book entry with the Company’s transfer agent. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

6. Cashless Exercise.

(a) If at any time after seven (7) months following the Issuance Date and prior to the Expiration Date there is not an effective registration statement on file with the SEC covering the resale of the Warrant Shares by the Warrant Holder, then at such time this Warrant may also be exercised by means of a cashless exercise. Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments or net cash settlement to the Warrant Holder in lieu of issuance of the Warrant Shares. Upon a “cashless exercise”, the Warrant Holder shall surrender this Warrant to the Company, together with the Election to Purchase, and the Company shall issue to the Warrant Holder the number of Warrant Shares determined as follows:

X = Y (A-B)/A

where:

X = The number of Warrant Shares to be issued to the Warrant Holder.

Y = The number of Warrant Shares with respect to which this Warrant is being exercised.

A = The fair market value of one Warrant Share.

B = The Exercise Price.

For purposes of this Section 6(a), the fair market value of one Warrant Share shall be determined by the first of the following clauses that applies:

(i) if the Common Stock is traded on a national securities exchange, the Fair Market Value shall be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported;

(ii) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the last sale price on the trading day immediately prior to the Date of Exercise or, if no sale of the Company's Common Stock took place on the trading day immediately prior to the Date of Exercise, then the fair market value shall be the last sale price on the most recent day prior to the Date of Exercise on which trades were made and reported; or

(iii) if there is no active public market for the Common Stock, the fair market value thereof shall be determined in good faith by the Company’s Board of Directors.

(b) For purposes of Rule 144 of the Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issuance Date.

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7. Registration Rights. The Warrant Holder is hereby granted all registration rights set forth in the Registration Rights Agreement dated July 31, 2018 by and among the Company and each of the several purchasers parties thereto (each a “Purchaser” and collectively the “Purchasers”) to the full extent as if the Warrant Holder were a Purchaser party thereto; provided, however that the Warrant Holder shall, in its sole and absolute discretion, make the determination as to whether to include its Warrant Shares in the registration statement. The Warrant Holder shall notify the Company prior to the Filing Deadline (as defined in the Registration Rights Agreement), if it chooses not to include its Warrant Shares therein. Notwithstanding anything to the contrary herein, in the event the Warrant Shares are registered for resale, the Warrants may not be transferred, assigned or hypothecated for a period of six (6) months following the effective date of the Registration Statement, except that the Warrant and Warrant Shares may be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers, or partners of any such successor of the member).

8 Registration Expenses. The Company shall bear all fees and expenses attendant to registering the Warrants Shares pursuant to Section 7, but the Warrant Holder shall pay any and all underwriting commissions or brokerage fees related to the Warrant Shares.

9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable up to the next whole number.

10. Adjustment for Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a) Subdivisions, Combinations and Other Issuances. If the outstanding shares of Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 10(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 10(a).

(b) Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrant Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrant Holder would have been entitled if, immediately prior to such event, the Warrant Holder had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrant Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Warrant Holder agrees to comply with the provisions of this Warrant.

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11. Notice. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a) If to the Company:

Burger Time, Inc.

Suite 2d

West Fargo, ND 58078

Facsimile No.: (701) 282-2663

Telephone No.: (701) 277-0080

with a copy (which will not constitute notice) to:

Harter Secrest& Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

Attention: Alexander R. McClean, Esq.

Facsimile No.: (585) 232-2152

Telephone No.: (585) 231-1248

(b) If to the Warrant Holder, to the address set forth for notice in the Securities Purchase Agreement, dated as of the date hereof, between the Warrant Holder and the Company;

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

12. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

(b) Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c) Without the prior written consent of the Company, this Warrant, or any of the rights granted hereunder, shall not be transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) by the Warrant Holder, and shall not be subject to execution, attachment or similar process, unless (i) an effective registration statement is on file with the SEC covering the resale of the Warrant and the Warrant Shares by the Warrant Holder, or (ii) the Warrant and the Warrant Shares are otherwise exempt from the registration requirements under the Act. Any such attempted transfer or disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this section, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g) This Warrant shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of laws.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

THE COMPANY: BURGER TIME, INC.

By:
Name: Gary Copperud
Title: Chief Executive Officer

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EXHIBIT A

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

TO: BURGER TIME, INC.

(1)                 The undersigned hereby elects to purchase ______________ shares of the Common Stock of Burger Time, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)                 Payment shall take the form of (check applicable box):

      [  ] In lawful money of the United States; or

[   ] [If permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 6 of the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 6.

(3)                 Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

Name: ___________________________________________________

Taxpayer ID : ______________________________________________

Address: _________________________________________________

(4)                 If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to.

Name: ___________________________________________________

Taxpayer ID : ______________________________________________

Address: _________________________________________________

(5)                 The undersigned represents that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and that the Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

HOLDER:

Name:____________________________________________________

By:______________________________________________________

Title:_____________________________________________________

Dated ___,___

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	_____________________________________
(Please Print)
Address:
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature: ________________
Holder’s Address:_________________